CATAMARAN CORPORATION

OUTSIDE DIRECTORS
DEFERRED COMPENSATION PLAN
(Effective March 1, 2014)

CATAMARAN CORPORATION
OUTSIDE DIRECTORS
DEFERRED COMPENSATION PLAN

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4.1	Fee Deferrals	5
4.2	RSU Deferrals	5
4.3	Continued Effect of Elections	6
4.4	Termination or Cessation of Fee Deferrals	6
4.5	Time of Payment Elections	6
4.6	Form of Payment Elections	7
4.7	Subsequent Deferral Elections	7
ARTICLE V	ACCOUNTS	8
5.1	Establishing Accounts	8
5.2	Credits to Accounts	9
5.3	Charges to Accounts	9
5.4	Investment Earnings	9
5.5	Investment Preference Elections	10
ARTICLE VI	DISTRIBUTION OF BENEFITS	10
6.1	Entitlement to Benefits	10
6.2	Time of Payment	10
6.3	Form of Payment	10
6.4	Death Benefits	11
6.5	Financial Hardship Withdrawals	11
6.6	Source of Payments	11
6.7	Beneficiary Designation	11
ARTICLE VII	ADMINISTRATION	12
7.1	Administration	12
7.2	General Creditor	12
7.3	Facility of Payment	12
7.4	Non-Alienation of Benefits	13
7.5	Withholding for Taxes	13
7.6	Plan Committee Determinations Final	13
7.7	Amendment or Termination	13
7.8	Establishment of Trust Permitted	13
7.9	Indemnification	13
ARTICLE VIII	MISCELLANEOUS	14
8.1	Gender and Number	14
8.2	Successors	14
8.3	Controlling Law	14
8.4	Limitation on Liability	14
CATAMARAN CORPORATION
DEFERRED COMPENSATION PLAN
(Effective March 1, 2014)

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ARTICLE I

Establishment and Purpose
1.1    Establishment and Amendment. Catamaran Corporation (“Company”) hereby establishes the Catamaran Corporation Outside Directors Deferred Compensation Plan (“Plan”) effective March 1, 2014 (the “Effective Date”).
1.2    Purpose. The Plan is hereby established to enable its outside Directors to defer all or a portion of their compensation from the Company.
1.3    Interpretation. It is the intention of the Company that each and every provision of this Plan shall be construed and interpreted for all purposes as being in compliance with all of the requirements set forth in Section 409A of the Code and the Treasury regulations issued thereunder; if there is any conflict between any of the provisions of this Plan and any of the requirements set forth in Section 409A of the Code and/or the Treasury regulations issued thereunder, the requirements set forth in Section 409A of the Code and/or the Treasury regulations issued thereunder, as the case may be, shall be controlling.
ARTICLE II

Definitions
The following Sections of this Article II provide definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:
2.1    “Accounts” means the bookkeeping records established and maintained on behalf of each Participant under the Plan, including his Fee Deferral Account and RSU Deferral Account, if any.
2.2    “Beneficiary” means any person (including any trust, estate or other entity) designated by a Participant in accordance with Section 6.7 to receive any benefit payable under the Plan in the event of such Participant’s death.
2.3    “Board of Directors” or “Board” means the board of directors of the Company.
2.4    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.5    “Company” means Catamaran Corporation or any successor corporation, partnership or other entity to the Company by merger, consolidation, purchase or otherwise.
2.6    “Deferral Election” means the election by a Participant, from time to time, to defer Fees and/or Restricted Stock Units in accordance with the provisions of this Plan.
2.7    “Director” means a director of the Company.

2.8    “Fees” means the cash payments which would be made to the Director in the absence of a deferral election hereunder for his services as a Director of the Company.
2.9    “Fee Deferrals” means the Fees deferred by the Participant pursuant to Section 4.1.
2.10    “Fee Deferral Account” means the bookkeeping record established and maintained on behalf of each Participant to record Fee Deferrals, Investment Earnings and other amounts credited to or charged against the Participant, pursuant to the terms of the Plan.
2.11    “Investment Earnings” means the amounts credited to a Participant’s Accounts from time to time pursuant to Section 5.4.
2.12    “New Participant” means a Director who is not already a Participant and is not already eligible to participate in any other nonqualified deferred compensation plan of the account balance type sponsored by the Company who becomes a Participant for the first time during a Plan Year.
2.13    “Participant” means any Director who is participating in the Plan as provided in Article III, or any former Director for whom a Fee Deferral Account or RSU Deferral Account is still maintained under the Plan.
2.14    “Plan Committee” means the person or persons appointed by the Board to administer the Plan pursuant to Section 7.1.
2.15    “Plan Year” means the calendar year.
2.16    “Restricted Stock Units” or “RSUs” means restricted stock units awarded to the Director under an equity compensation plan sponsored by the Company.
2.17    “RSU Deferrals” means Restricted Stock Units deferred by the Participant pursuant to Section 4.2.
2.18    “RSU Deferral Account” means the bookkeeping record established and maintained on behalf of each Participant to record RSUs Deferrals, Investment Earnings and other amounts credited to or charged against the Participant, pursuant to the terms of the Plan.
2.19    “Separation from Service” means the date a Participant ceases to be a Director of the Company. Notwithstanding the preceding sentence, a Participant must incur a “separation from service” as that term is defined in Section 409A of the Code and the Treasury regulations issued thereunder, to be treated as having incurred a Separation from Service under this Plan.
2.20    “Spouse” means the person who is living and married to the Participant as of any relevant date, within the meaning of the laws of the State of the Participant’s residence or as evidenced by a valid marriage certificate or other proof acceptable to the Committee. A former spouse who is divorced from the Participant as of the date of the Participant’s death may be treated as the spouse for purposes of determining the recipient of a death benefit under the Plan if such treatment is required by a “qualified domestic relations order” within the meaning of Section 206(d)(3)(B)(i) of ERISA.

2.21    “Termination and Liquidation of the Plan” shall mean one or more the following events that permits the Company to accelerate the time and form of a payment of a distribution under the Plan:
(a)    THE COMPANY’S TERMINATION AND LIQUIDATION OF THE PLAN WITHIN TWELVE (12) MONTHS OF A CORPORATE DISSOLUTION WHICH IS TAXED UNDER CODE SECTION 331, OR THE APPROVAL OF A BANKRUPTCY COURT PURSUANT TO 11 U.S.C. SECTION 503(B)(1)(A), PROVIDED THAT THE AMOUNTS DEFERRED UNDER THE PLAN ARE INCLUDED IN THE PARTICIPANTS’ GROSS INCOMES BY (1) THE LATER OF (A) THE CALENDAR YEAR IN WHICH THE PLAN TERMINATION AND LIQUIDATION OCCURS, OR (B) THE FIRST CALENDAR YEAR IN WHICH THE AMOUNT IS NO LONGER SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE, OR, IF EARLIER, (2) THE TAXABLE YEAR IN WHICH THE AMOUNT IS ACTUALLY OR CONSTRUCTIVELY RECEIVED;
(b)    THE COMPANY’S TERMINATION AND LIQUIDATION OF THE PLAN PURSUANT TO IRREVOCABLE ACTION TAKEN BY THE COMPANY WITHIN THE THIRTY (30) DAYS PRECEDING OR TWELVE (12) MONTHS FOLLOWING A CHANGE IN CONTROL EVENT, PROVIDED THAT THIS PARAGRAPH WILL ONLY APPLY TO A PAYMENT UNDER THE PLAN IF ALL AGREEMENTS, PROGRAMS, AND OTHER ARRANGEMENTS SPONSORED BY THE COMPANY IMMEDIATELY AFTER THE TIME OF THE CHANGE IN CONTROL EVENT WITH RESPECT TO WHICH DEFERRALS OF COMPENSATION ARE TREATED AS HAVING BEEN DEFERRED UNDER A SINGLE PLAN UNDER TREASURY REGULATION §1.409A-1(C)(2) ARE TERMINATED AND LIQUIDATED WITH RESPECT TO EACH PARTICIPANT THAT EXPERIENCED THE CHANGE IN CONTROL EVENT, SO THAT UNDER THE TERMS OF THE TERMINATION AND LIQUIDATION ALL SUCH PARTICIPANTS ARE REQUIRED TO RECEIVE ALL AMOUNTS OF COMPENSATION DEFERRED UNDER THE TERMINATED AGREEMENTS, PROGRAMS, AND OTHER ARRANGEMENTS WITHIN TWELVE (12) MONTHS OF THE DATE THE COMPANY IRREVOCABLY TAKES ALL NECESSARY ACTION TO TERMINATE AND LIQUIDATE THE AGREEMENTS, PROGRAMS, AND OTHER ARRANGEMENTS; OR
(c)    THE COMPANY’S TERMINATION AND LIQUIDATION OF THE PLAN, PROVIDED THAT (1) THE TERMINATION AND LIQUIDATION DOES NOT OCCUR PROXIMATE TO A DOWNTURN IN THE FINANCIAL HEALTH OF THE COMPANY, (2) THE COMPANY TERMINATES AND LIQUIDATES ALL AGREEMENTS, PROGRAMS, AND OTHER ARRANGEMENTS SPONSORED BY THE COMPANY THAT WOULD BE AGGREGATED WITH ANY TERMINATED AND LIQUIDATED AGREEMENTS, PROGRAMS, AND OTHER ARRANGEMENTS UNDER TREASURY REGULATION §1.409A-1(C) IF THE SAME PARTICIPANT HAD DEFERRALS OF COMPENSATION UNDER ALL OF THE AGREEMENTS, PROGRAMS, AND OTHER ARRANGEMENTS THAT ARE TERMINATED AND LIQUIDATED, (3) NO PAYMENTS IN LIQUIDATION OF THE PLAN ARE MADE WITHIN TWELVE (12) MONTHS OF THE DATE THE COMPANY TAKES ALL NECESSARY ACTION TO IRREVOCABLY TERMINATE AND LIQUIDATE THE PLAN OTHER THAN PAYMENTS THAT WOULD BE PAYABLE UNDER THE TERMS OF THE

PLAN IF THE ACTION TO TERMINATE AND LIQUIDATE THE PLAN HAD NOT OCCURRED, (4) ALL PAYMENTS ARE MADE WITHIN TWENTY-FOUR (24) MONTHS OF THE DATE THE COMPANY TAKES ALL NECESSARY ACTION TO IRREVOCABLY TERMINATE AND LIQUIDATE THE PLAN, AND (5) THE COMPANY DOES NOT ADOPT A NEW PLAN THAT WOULD BE AGGREGATED WITH ANY TERMINATED AND LIQUIDATED PLAN UNDER TREASURY REGULATION §1.409A-1(C) IF THE SAME PARTICIPANT PARTICIPATED IN BOTH PLANS, AT ANY TIME WITHIN THREE (3) YEARS FOLLOWING THE DATE THE COMPANY TAKES ALL NECESSARY ACTION TO IRREVOCABLY TERMINATE AND LIQUIDATE THE PLAN.
(d)    FOR PURPOSES OF THIS SECTION 2.21, “CHANGE IN CONTROL” MEANS THE OCCURRENCE OF ONE OR MORE OF THE FOLLOWING EVENTS (A) A “CHANGE IN THE OWNERSHIP OF THE COMPANY,” AS DEFINED IN TREASURY REGULATION §1.409A-3(I)(5)(V), (B) A “CHANGE IN EFFECTIVE CONTROL OF THE COMPANY,” AS DEFINED IN TREASURY REGULATION §1.409A-3(I)(5)(VI), OR (C) A “CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE ASSETS OF THE COMPANY,” AS DEFINED IN TREASURY REGULATION §1.409A-3(I)(5)(VII), PROVIDED THAT IN APPLYING TREASURY REGULATION §1.409A-3(I)(5)(VII) FOR PURPOSES OF DETERMINING WHETHER A “CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE ASSETS OF THE COMPANY” HAS OCCURRED, THE LANGUAGE “MORE THAN 70 PERCENT” SHALL BE USED INSTEAD OF “EQUAL TO OR MORE THAN 40 PERCENT” WHERE IT APPEARS. THE PLAN COMMITTEE SHALL CERTIFY WHETHER AN EVENT IS A “CHANGE IN CONTROL,” PROVIDED, HOWEVER, SUCH CERTIFICATION MUST BE STRICTLY MINISTERIAL AND NOT INVOLVE ANY DISCRETIONARY AUTHORITY. THE OCCURRENCE OF A “CHANGE IN CONTROL” EVENT MUST BE OBJECTIVELY DETERMINABLE.
2.22    “Trustee” means the trustee of any trust created in accordance with the provisions of Section 7.8.
2.23    “Unforeseeable Financial Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, or a dependent of the Participant (as defined under Code Section 152(a)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that (a) the existence of such qualifying emergency and hardship shall be determined by the Plan Committee in his sole and absolute discretion, and (b) the amount that may be distributed with respect to such an emergency may not exceed the amount necessary to satisfy such emergency plus the amount necessary to pay Federal, State, local and foreign income taxes and penalties reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of Fee Deferrals hereunder.
2.24    “Valuation Date” means each business day of the Plan Year.

ARTICLE III

Participation
3.1    Eligibility. Each non-employee Director of the Company becomes eligible to participate in the Plan upon the later of (a) the Effective Date or (b) his election as a Director.
3.2    Duration of Participation. A Participant shall cease to be a Participant on the date the balance of his Accounts is reduced to zero.
ARTICLE IV

Deferrals
4.1    Fee Deferrals. A Participant may elect to defer all or a portion of his Fees for any Plan Year. Each Fee Deferral election hereunder shall be made prior to the first day of the Plan Year in which the Fees will be earned (or such earlier date established in the discretion of the Plan Committee); provided that a New Participant may, within 30 days after the effective date of participation make an election to defer Fees to be earned and paid after the date such election is filed with and processed by the Plan Committee. A Participant’s deferral election shall specify the amount to be deferred, either as a fixed dollar amount or as a percentage (as may be limited by the Plan Committee from time to time), and be irrevocable. All Fee Deferrals shall be credited to the Participant’s Fee Deferral Account as soon as administratively practicable after such amounts are withheld from the Participant’s compensation, in accordance with Section 5.2.
4.2    RSU Deferrals. A Participant may elect to defer all or a portion of the Restricted Stock Units granted to him for any Plan Year. Each RSU Deferral election hereunder shall be made prior to the first day of the Plan Year in which the Fees will be earned (or such earlier date established in the discretion of the Plan Committee); provided that the Plan Committee may permit a Participant to make a Restricted Stock Deferral Election during a Plan Year in the following situations:
(a)    A NEW PARTICIPANT MAY, WITHIN 30 DAYS AFTER THE EFFECTIVE DATE OF PARTICIPATION, MAKE AN ELECTION TO DEFER RESTRICTED STOCK UNITS TO BE EARNED AND AWARDED AFTER THE DATE SUCH ELECTION IS FILED WITH AND PROCESSED BY THE PLAN COMMITTEE.
(b)    A PARTICIPANT WHO IS GRANTED AN AWARD OF RESTRICTED STOCK UNITS WITH A VESTING REQUIREMENT OF AT LEAST ONE YEAR MAY ELECT TO DEFER ALL OR A PORTION OF THE RESTRICTED STOCK UNITS, BUT ONLY IF THE DEFERRAL ELECTION IS MADE ON OR BEFORE THE 30TH DAY FOLLOWING THE DATE OF SUCH AWARD AND NO PORTION OF THE RESTRICTED STOCK UNIT AWARD MAY VEST PRIOR TO THE DATE THAT THAT IS TWELVE MONTHS AFTER THE DATE OF SUCH DEFERRAL ELECTION, UNLESS THE VESTING OF SUCH RESTRICTED STOCK UNITS DURING SUCH TWELVE-MONTH PERIOD MAY ONLY OCCUR IN THE EVENT OF THE PARTICIPANT’S DEATH, DISABILITY OR A CHANGE IN CONTROL EVENT (AS PROVIDED IN TREAS. REG. § 1.409A-2(A)(5)).

A Participant’s deferral election shall specify the number of Restricted Stock Units to be deferred (as may be limited by the Plan Committee from time to time), and be irrevocable. All RSU Deferrals shall be credited to the Participant’s RSU Deferral Account as soon as administratively practicable after such amounts are withheld from the Participant’s compensation, in accordance with Section 5.2.

4.3    Continued Effect of Elections.
(a)    FEES. A PARTICIPANT’S DEFERRAL ELECTION WITH RESPECT TO A PLAN YEAR UNDER SECTION 4.1 SHALL BE IRREVOCABLE AFTER THE LAST DATE UPON WHICH IT MAY BE FILED PURSUANT TO SECTION 4.1 AND SHALL CONTINUE IN EFFECT EACH SUBSEQUENT PLAN YEAR UNTIL PROSPECTIVELY REVOKED OR AMENDED IN WRITING (IN WHICH CASE THE PARTICIPANT’S PAYMENT ELECTION SHALL ALSO REMAIN IN EFFECT). FOR A REVOCATION OR AMENDMENT TO BE EFFECTIVE WITH RESPECT TO FEES FOR SERVICES PERFORMED DURING A PLAN YEAR, IT MUST BE FILED BY THE LAST DATE FOR WHICH AN EFFECTIVE DEFERRAL ELECTION IS PERMITTED TO BE FILED WITH RESPECT TO THOSE FEES UNDER SECTION 4.1.
(b)    RESTRICTED STOCK UNITS. A PARTICIPANT’S DEFERRAL ELECTION UNDER SECTION 4.2 WITH RESPECT TO RESTRICTED STOCK UNITS SHALL BE IRREVOCABLE AFTER THE LAST DATE UPON WHICH IT MAY BE FILED PURSUANT TO SECTION 4.2 AND SHALL CONTINUE IN EFFECT WITH RESPECT TO RESTRICTED STOCK UNITS GRANTED IN SUBSEQUENT PLAN YEARS UNTIL PROSPECTIVELY REVOKED OR AMENDED IN WRITING (IN WHICH CASE THE PARTICIPANT’S PAYMENT ELECTION SHALL ALSO REMAIN IN EFFECT). FOR A REVOCATION OR AMENDMENT TO BE EFFECTIVE FOR ANY RESTRICTED STOCK UNITS, IT MUST BE FILED BY THE LAST DATE FOR WHICH AN EFFECTIVE DEFERRAL ELECTION IS PERMITTED TO BE FILED WITH RESPECT TO THOSE RESTRICTED STOCK UNITS UNDER SECTION 4.2.
4.4    Termination or Cessation of Fee Deferrals.
(a)    TERMINATION. IF A PARTICIPANT INCURS A SEPARATION FROM SERVICE DURING A PLAN YEAR FOR ANY REASON (INCLUDING DEATH), THE PARTICIPANT’S DEFERRAL ELECTION SHALL TERMINATE AND NO FURTHER FEE DEFERRALS OR RSU DEFERRALS SHALL BE DEDUCTED OR CREDITED AFTER SUCH SEPARATION FROM SERVICE.
(b)    CESSATION. UPON THE REQUEST OF THE PARTICIPANT, THE PLAN COMMITTEE MAY CANCEL A PARTICIPANT’S DEFERRAL ELECTION IF THE PARTICIPANT DEMONSTRATES TO THE PLAN COMMITTEE THAT HE HAS INCURRED AN UNFORESEEABLE FINANCIAL EMERGENCY; PROVIDED, HOWEVER, THE PARTICIPANT’S DEFERRAL ELECTION MUST BE CANCELLED, NOT MERELY POSTPONED OR DELAYED AND ANY SUBSEQUENT DEFERRAL ELECTION SHALL BE SUBJECT TO THE INITIAL DEFERRAL ELECTION RULES DESCRIBED IN SECTION 4.1 AND SECTION 4.2 OF THE PLAN AND TREASURY REGULATION §1.409A‑2(A).

4.5    Time of Payment Elections. Concurrent with any election to defer Fees or Restricted Stock Units, a Participant must make an election as to the time such deferred amount (plus Investment Earnings credited thereto) shall be distributed under the Plan. The Participant may elect either of the following times of payment:
(a)    UPON A SCHEDULED IN-SERVICE DISTRIBUTION DATE SELECTED BY THE PARTICIPANT; OR
(b)    UPON HIS SEPARATION FROM SERVICE FOR ANY REASON (OTHER THAN DEATH).
The Participant may elect that a portion of his deferred amount be distributed at a scheduled in-service distribution date, and that the remaining portion of his deferred amount be distributed upon his Separation from Service. Separate time of payment elections shall be made with respect to each deferral of Fees and Restricted Stock Units, each Plan Year. Such elections shall be made at the same time the Fee Deferral is made, and, subject to Sections 4.4 and 6.5, shall be irrevocable.
Notwithstanding a Participant’s election for all or a portion of a deferred amount to be distributed upon a scheduled in-service distribution date, such amount shall be distributed upon his Separation from Service if such Separation from Service occurs prior to the scheduled in-service distribution date. If a Participant incurs a Separation from Service for any reason after a series of annual installments have commenced upon a scheduled in-service distribution date, the series of installments shall continue uninterrupted by such Separation from Service.
4.6    Form of Payment Elections. Concurrent with any election to defer Fees or Restricted Stock Units, a Participant must make an election as to the form of payment in which such deferred amount (plus Investment Earnings credited thereto) shall be distributed under the Plan. Subject to the conditions described below, the Participant may elect either of the following forms of payment: a single sum payment; or substantially equal annual installments over a period not to exceed fifteen (15) years.
If a Participant elects that a portion of his deferred amount be distributed at a scheduled in-service distribution date and that the remaining portion of his deferred amount be distributed upon his Separation from Service, the participant must make a separate form of payment election for each such portion of the deferral. Form of payment elections shall be made at the same time the deferral election is made, and, subject to Sections 4.4 and 6.5, shall be irrevocable.
Notwithstanding a Participant’s election to have a deferred amount distributed in the form of annual installments, the following rules shall apply:
(a)    NO DEFERRED AMOUNT SHALL BE DISTRIBUTED IN ANNUAL INSTALLMENTS IF IT IS LESS THAN $25,000 AT THE TIME DISTRIBUTIONS ARE SCHEDULED TO COMMENCE. IN SUCH EVENT, THE DEFERRED AMOUNT SHALL BE DISTRIBUTED IN A SINGLE SUM PAYMENT;

(b)    ANY DEFERRAL AMOUNT WHICH IS DISTRIBUTED IN ANNUAL INSTALLMENTS UPON A SCHEDULED IN-SERVICE DISTRIBUTION DATE SHALL BE PAID OVER A PERIOD NOT TO EXCEED FIVE (5) YEARS;
(c)    NO DEFERRED AMOUNT SHALL BE DISTRIBUTED IN ANNUAL INSTALLMENTS IF THE DEFERRED AMOUNT WAS SCHEDULED TO BE DISTRIBUTED IN ANNUAL INSTALLMENTS COMMENCING UPON A SCHEDULED IN-SERVICE DISTRIBUTION DATE, BUT THE PARTICIPANT INCURS A SEPARATION FROM SERVICE PRIOR TO SUCH SCHEDULED IN-SERVICE DISTRIBUTION DATE. IN SUCH EVENT, THE DEFERRED AMOUNT SHALL BE DISTRIBUTED IN A SINGLE SUM PAYMENT.
4.7    Subsequent Deferral Elections. The Plan prohibits the acceleration of the time or schedule of any payment within the meaning of Code Section 409A(a)(3), except as provided in Section 6.5 and the Treasury regulations. Each Participant may, however, change his time of payment election (as described in Section 4.5) or change his form of payment election (as described in Section 4.6) as expressly provided under Code Section 409A and the Treasury regulations issued thereunder pursuant to a subsequent election properly filed with the Plan Committee (hereinafter, a “Subsequent Deferral Election”). Notwithstanding the foregoing, a Subsequent Deferral Election cannot accelerate any payment. A Subsequent Deferral Election which delays payment or changes the form of payment is permitted only if all of the following requirements are met:
(a)    THE SUBSEQUENT DEFERRAL ELECTION DOES NOT TAKE EFFECT UNTIL AT LEAST TWELVE (12) MONTHS AFTER THE DATE ON WHICH THE SUBSEQUENT DEFERRAL ELECTION IS MADE;
(b)    THE SUBSEQUENT DEFERRAL ELECTION DELAYS PAYMENT FOR AT LEAST FIVE (5) YEARS FROM THE DATE THAT PAYMENT WOULD OTHERWISE HAVE BEEN MADE, ABSENT THE SUBSEQUENT DEFERRAL ELECTION (EXCEPT THAT SUCH FIVE (5) YEAR DELAY IS NOT REQUIRED IN THE EVENT OF A SEPARATION FROM SERVICE BY REASON OF DEATH OR BECOMING DISABLED); AND
(c)    IN THE CASE OF AMOUNTS SUBJECT TO A SCHEDULED IN-SERVICE DISTRIBUTION DATE ELECTION (AS DESCRIBED IN SECTION 4.5), THE SUBSEQUENT DEFERRAL ELECTION IS MADE NOT LESS THAN TWELVE (12) MONTHS BEFORE THE DATE ON WHICH PAYMENT WOULD HAVE BEEN MADE (OR, IN THE CASE OF INSTALLMENT PAYMENTS, THE FIRST INSTALLMENT PAYMENT WOULD HAVE BEEN MADE) ABSENT THE SUBSEQUENT DEFERRAL ELECTION.
For purposes of applying this Section 4.7, previously elected installment payments shall be treated as a “single payment.” Any election made pursuant to this Section shall be made on such election forms or electronic media as is required by the Plan Committee, in accordance with rules established by the Plan Committee, and shall comply with all requirement of Code Section 409A and applicable Treasury regulations.

ARTICLE V

Accounts
5.1    Establishing Accounts.
(c)    FEE DEFERRAL ACCOUNTS. THE PLAN COMMITTEE SHALL ESTABLISH AND MAINTAIN A FEE DEFERRAL ACCOUNT FOR EACH PARTICIPANT WHO MAKES FEE DEFERRALS HEREUNDER, TO WHICH FEE DEFERRALS, INVESTMENT EARNINGS AND OTHER AMOUNTS SHALL BE CREDITED AS SET FORTH IN SECTION 5.2 AND AGAINST WHICH DISTRIBUTIONS AND OTHER AMOUNTS SHALL BE CHARGED AS SET FORTH IN SECTION 5.3.
(d)    RSU DEFERRAL ACCOUNTS. THE PLAN COMMITTEE SHALL ALSO ESTABLISH AND MAINTAIN A RSU DEFERRAL ACCOUNT FOR EACH PARTICIPANT TO WHICH RSU DEFERRALS, INVESTMENT EARNINGS AND OTHER AMOUNTS SHALL BE CREDITED AS SET FORTH IN SECTION 5.2 AND AGAINST WHICH DISTRIBUTIONS AND OTHER AMOUNTS SHALL BE CHARGED AS SET FORTH IN SECTION 5.3.
(e)    SUBACCOUNTS. ACCOUNT SHALL BE SUBDIVIDED INTO SEPARATE SUBACCOUNTS FOR EACH PLAN YEAR OF DEFERRAL. A PARTICIPANT SHALL BE 100% VESTED IN HIS FEE DEFERRAL ACCOUNT AND RELATED SUBACCOUNTS. A PARTICIPANT SHALL BE VESTED IN THE SUBACCOUNT FOR HIS RSU DEFERRALS TO THE SAME EXTENT HE WOULD BE VESTED IN THE RELATED RESTRICTED STOCK UNIT AWARD.
5.2    Credits to Accounts.
(c)    FEE DEFERRAL ACCOUNTS. AS OF EACH VALUATION DATE, EACH PARTICIPANT’S FEE DEFERRAL ACCOUNT SHALL BE CREDITED WITH (I) ANY FEE DEFERRALS MADE BUT NOT YET CREDITED SINCE THE LAST VALUATION DATE, (II) AN AMOUNT OF INVESTMENT EARNINGS SINCE THE LAST VALUATION DATE AS DETERMINED BY THE PLAN COMMITTEE IN ACCORDANCE WITH SECTION 5.4, AND (III) ANY OTHER AMOUNT WHICH THE PLAN COMMITTEE REASONABLY DETERMINES SHOULD BE CREDITED, SUCH AS CORRECTIVE ADDITIONS FOR AMOUNTS NOT PREVIOUSLY CREDITED BY MISTAKE.
(d)    RSU DEFERRAL ACCOUNTS. AS OF EACH VALUATION DATE, EACH PARTICIPANT’S RSU DEFERRAL ACCOUNT SHALL BE CREDITED WITH (I) ANY RSU DEFERRALS MADE BUT NOT YET CREDITED SINCE THE LAST VALUATION DATE (II) AN AMOUNT OF INVESTMENT EARNINGS SINCE THE LAST VALUATION DATE AS DETERMINED BY THE PLAN COMMITTEE IN ACCORDANCE WITH SECTION 5.4, AND (III) ANY OTHER AMOUNTS WHICH THE PLAN COMMITTEE REASONABLY DETERMINES SHOULD BE CREDITED, SUCH AS CORRECTIVE ADDITIONS FOR AMOUNTS NOT PREVIOUSLY CREDITED BY MISTAKE.

5.3    Charges to Accounts.
(c)    FEE DEFERRAL ACCOUNTS. AS OF EACH VALUATION DATE, EACH PARTICIPANT’S FEE DEFERRAL ACCOUNT SHALL BE CHARGED WITH (I) THE AMOUNT OF ANY DISTRIBUTION TO THE PARTICIPANT (OR HIS BENEFICIARY) WITH RESPECT TO THE FEE DEFERRAL ACCOUNT SINCE THE LAST VALUATION DATE, (II) THE AMOUNT OF ANY NEGATIVE INVESTMENT EARNINGS SINCE THE LAST VALUATION DATE AS DETERMINED BY THE PLAN COMMITTEE IN ACCORDANCE WITH SECTION 5.4, AND (III) ANY OTHER AMOUNT WHICH THE PLAN COMMITTEE REASONABLY DETERMINES SHOULD BE CHARGED, SUCH AS CORRECTIVE SUBTRACTIONS FOR AMOUNTS NOT PREVIOUSLY CHARGED BY MISTAKE, OR CERTAIN ADMINISTRATIVE OR OTHER EXPENSES.
(d)    RSU DEFERRAL ACCOUNTS. AS OF EACH VALUATION DATE, EACH PARTICIPANT’S RSU DEFERRAL ACCOUNT SHALL BE CHARGED WITH (I) THE AMOUNT OF ANY DISTRIBUTION TO THE PARTICIPANT (OR HIS BENEFICIARY) WITH RESPECT TO HIS RSU DEFERRAL ACCOUNT SINCE THE LAST VALUATION DATE, (II) THE AMOUNT OF ANY NEGATIVE INVESTMENT EARNINGS SINCE THE LAST VALUATION DATE AS DETERMINED BY THE PLAN COMMITTEE IN ACCORDANCE WITH SECTION 5.4, AND (III) ANY OTHER AMOUNT WHICH THE PLAN COMMITTEE REASONABLY DETERMINES SHOULD BE CHARGED, SUCH AS CORRECTIVE SUBTRACTIONS FOR AMOUNTS NOT PREVIOUSLY CHARGED BY MISTAKE, OR CERTAIN ADMINISTRATIVE OR OTHER EXPENSES.
5.4    Investment Earnings. As of each Valuation Date, the Plan Committee shall determine an amount to be credited to each Participant’s Accounts, which amount shall be deemed Investment Earnings. The Investment Earnings shall be based on (i) the balance of the Participant’s Accounts as of the preceding Valuation Date, and (ii) the investment rates of return of the hypothetical investment funds selected by the Participant under Section 5.5. The investment rates of return for each hypothetical investment fund shall be established by the Plan Committee as of each Valuation Date and shall be uniformly applied to all Participants. The investment rate of return for each hypothetical investment fund shall be determined by the Plan Committee, in his sole and absolute discretion, and shall be based on the actual rate of return of the investment vehicle upon which the hypothetical investment fund is based, and such other factors as the Plan Committee deems relevant. If a Participant fails to elect investment fund preferences under Section 5.5, the Plan Committee shall apply the investment rate of return of the most conservative hypothetical investment fund option.
5.5    Investment Preference Elections. Each Participant may make an Investment Preference Election with the Plan Committee to express his investment category preferences under the Plan. A Participant’s election will affect the amount of Investment Earnings to be credited or charged to the Participant’s Accounts under Sections 5.2 and 5.3, but such election shall have no legal effect on the actual investment of the Company’s general assets or on the actual investment of any assets held by a trust which is established under Section 7.9. A Participant’s Investment Preference Election will generally be effective as soon as practicable after it is received and processed by the Plan Committee. The Plan Committee shall establish such other rules and procedures as it deems necessary or appropriate with respect to Participant investment preference elections hereunder.
ARTICLE VI

Distribution of Benefits
6.1    Entitlement to Benefits. Subject to Sections 6.4 and 6.5, each Participant shall be entitled to a benefit distribution upon reaching a scheduled in-service distribution date or incurring a Separation from Service for any reason. The amount of such benefit with respect to a scheduled in-service distribution date, shall be equal to the vested balance of the Participant’s subaccounts (as described in Section 5.1) which are scheduled to be distributed (or scheduled to commence to be distributed in the case of annual installments) with respect to such date. The amount of such benefit with respect to a Separation from Service shall be equal to the vested balance of the Participant’s Accounts, less any amounts which (a) are being paid in annual installments which have already commenced, or (b) are to be distributed on a scheduled in-service distribution date, and the time of distribution is not affected by the type of Separation from Service which has occurred pursuant to Section 4.5.
6.2    Time of Payment. The amount distributable to a Participant under Section 6.1 shall be paid in accordance with the time of payment election made by the Participant at the time of making the applicable election to defer such salary, commission or annual incentive compensation, subject to the provisions of Article IV.
6.3    Form of Payment. The amount distributable to a Participant under Section 6.1 shall be distributed in accordance with the form of payment election made by the Participant at the time of making the applicable Deferral Election, subject to the provisions of Article IV.
(c)    SINGLE SUM PAYMENTS. ALL SINGLE SUM PAYMENTS UNDER THE PLAN SHALL BE MADE BY THE LAST DAY OF THE NEXT MONTH AFTER THE MONTH IN WHICH A PAYMENT TRIGGERING EVENT (I.E., SCHEDULED IN-SERVICE DISTRIBUTION DATE OR SEPARATION FROM SERVICE) OCCURS.
(d)    ANNUAL INSTALLMENT PAYMENTS. ALL ANNUAL INSTALLMENT PAYMENTS UNDER THE PLAN SHALL COMMENCE BY THE LAST DAY OF THE MONTH FOLLOWING THE MONTH IN WHICH THE PAYMENT TRIGGERING EVENT (I.E., SCHEDULED IN-SERVICE DISTRIBUTION DATE OR SEPARATION OF SERVICE) OCCURS. SUBSEQUENT ANNUAL INSTALLMENTS SHALL BE MADE ON EACH SUCCEEDING ANNIVERSARY OF THE DATE OF THE PAYMENT TRIGGERING EVENT.
6.4    Death Benefits. If a Participant incurs a Separation from Service by reason of death or dies after his Separation from Service but before his Plan benefits have been distributed to him in their entirety, the remainder of his benefit shall be distributed to his designated Beneficiary in a single sum within ninety (90) days after the date of the Participant’s death. If the Participant has not properly filed a beneficiary designation form or all designated Beneficiaries have predeceased him, the death benefit shall be paid to his estate.
6.5    Financial Hardship Withdrawals. A Participant may request an accelerated distribution of benefits, if the Participant can demonstrate to the Plan Committee that he has incurred an Unforeseeable Financial Emergency. No portion of a Participant’s benefit shall be distributed by reason of an Unforeseeable Financial Emergency unless and until the Plan Committee is provided reasonable evidence thereof, and has determined, in its sole and absolute discretion, that a qualifying emergency occurred and a qualifying financial hardship exists. Moreover, and notwithstanding any other provision of this Plan to the contrary, the maximum amount that may distributed with respect to any such Unforeseeable Financial Emergency may not exceed the amount reasonably determined by the Plan Committee to be necessary to satisfy such Unforeseeable Financial Emergency plus amounts necessary to pay Federal, State, local and foreign income taxes and penalties reasonably anticipated to result from the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by the cessation of Fee Deferrals under the Plan.
The amount of a financial hardship withdrawal shall be charged against the most recent subaccounts created by the Plan Committee for the Participant.
6.6    Source of Payments. The amount of any benefit payable under this Article VI shall be distributed from the general assets of the Company, to the extent not paid from a trust established pursuant to Section 7.8. No Participant or Beneficiary shall have any right or claim to any insurance or investment contract owned and maintained by the Company or any trust established under Section 7.8, or to the proceeds thereof, with respect to benefits payable hereunder.
6.7    Beneficiary Designation.
(a)    GENERAL. UPON THE DEATH OF A PARTICIPANT, ANY DEATH BENEFIT UNDER SECTION 6.4 SHALL BE PAID TO THE BENEFICIARY OR BENEFICIARIES DESIGNATED BY THE PARTICIPANT IN A BENEFICIARY DESIGNATION FORM PROVIDED BY THE PLAN COMMITTEE FOR THAT PURPOSE. THE PARTICIPANT MAY CHANGE SUCH DESIGNATION OF BENEFICIARY FROM TIME TO TIME BY FILING A NEW BENEFICIARY DESIGNATION FORM WITH THE PLAN COMMITTEE. NO DESIGNATION OF BENEFICIARY OR CHANGE OF BENEFICIARY SHALL BE EFFECTIVE UNTIL FILED WITH AND ACKNOWLEDGED BY THE PLAN COMMITTEE. NOTWITHSTANDING ANY DESIGNATION TO THE CONTRARY, THE PARTICIPANT’S BENEFICIARY SHALL BE THE PARTICIPANT’S SPOUSE UNLESS SUCH SPOUSE SHALL HAVE CONSENTED IN WRITING TO THE DESIGNATION OF ANOTHER BENEFICIARY IN ACCORDANCE WITH SUBSECTION 6.7(B). IF THE PARTICIPANT DIES LEAVING NO SPOUSE AND EITHER (1) THE PARTICIPANT SHALL HAVE FAILED TO FILE A VALID BENEFICIARY DESIGNATION FORM, OR (2) ALL PERSONS DESIGNATED ON THE BENEFICIARY DESIGNATION FORM SHALL HAVE PREDECEASED THE PARTICIPANT, THE PLAN COMMITTEE SHALL DISTRIBUTE SUCH PARTICIPANT’S DEATH BENEFIT TO HIS ESTATE.

(b)    SPOUSAL CONSENT. THE CONSENT OF A PARTICIPANT’S SPOUSE REQUIRED UNDER THIS SECTION 6.7 SHALL BE EFFECTIVE ONLY IF SUCH CONSENT (1) IS IN WRITING, (2) ACKNOWLEDGES THE PARTICIPANT’S SELECTION OF A BENEFICIARY OTHER THAN THE SPOUSE AND THE EFFECT OF SUCH SELECTION, AND (3) IS WITNESSED BY A NOTARY PUBLIC; PROVIDED, HOWEVER, SUCH CONSENT SHALL BE DEEMED TO HAVE BEEN GRANTED HEREUNDER WHERE ESTABLISHED TO THE SATISFACTION OF THE PLAN COMMITTEE THAT THE CONSENT OF THE SPOUSE CANNOT BE OBTAINED BECAUSE (1) THERE IS NO SPOUSE, (2) THE SPOUSE CANNOT BE LOCATED, OR (3) OF SUCH OTHER CIRCUMSTANCES AS MAY BE PRESCRIBED BY THE TREASURY REGULATIONS WITH RESPECT TO TAX QUALIFIED RETIREMENT PLANS. ANY CONSENT HEREUNDER SHALL BE VALID ONLY WITH RESPECT TO THE SPOUSE WHO SIGNS THE CONSENT AND SUCH CONSENT SHALL BE IRREVOCABLE UNLESS AND UNTIL THE PARTICIPANT SHALL CHANGE THE BENEFICIARY DESIGNATION
ARTICLE VII

Administration
7.1    Administration. Full power, authority and discretion to construe, interpret and administer the Plan shall be vested in the Plan Committee. The Committee shall consist of one or more members who shall be the Plan Committee. Members shall remain in office at the will of the Board, and the Board may remove any member with or without cause and shall appoint their successor. The Plan Committee shall make each determination provided for under the Plan and promulgate such rules and regulations, as it considers necessary and appropriate for the implementation and management of the Plan.
7.2    General Creditor. Notwithstanding any provision of the Plan to the contrary, the Participant’s benefits hereunder shall at all times be reflected on the Company’s books as a general unsecured and unfunded obligation of the Company, and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company, other than as described in Section 7.8. Each Participant is solely an unsecured creditor of the Company with respect to any amounts payable to such Participant hereunder.
7.3    Facility of Payment. If the Participant or his Beneficiary is entitled to payments under the Plan, and if in the Plan Committee’s opinion such person becomes in any way incapacitated so as to be unable to manage his financial affairs, the Plan Committee may authorize the Company to make payments to the Participant’s or Beneficiary’s legal representative, or to one or more of the Participant’s or Beneficiary’s relatives by blood, adoption or marriage for such person’s benefit, or the Plan Committee may authorize the Company to make payments for the benefit of the Participant or Beneficiary in any other manner that it considers advisable. Any payment made in accordance with this Section 7.3 shall be a full and complete discharge of any liability for such payment hereunder.
7.4    Non-Alienation of Benefits. All rights and benefits under the Plan are personal to the Participant and no right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer or assignment, prior to the distribution of such benefit hereunder.
7.5    Withholding for Taxes. Notwithstanding any contrary provision of the Plan, the Company or trustee of a trust described in Section 7.9 may withhold from any payment made by it with respect to the Plan, such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any foreign, state or local income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.
7.6    Plan Committee Determinations Final. Each determination provided for in the Plan shall be made by the Plan Committee under such procedures as it may from time to time prescribe and shall be made in the absolute discretion of the Plan Committee. Any such determination shall be final and conclusive on all persons.
7.7    Amendment or Termination. The Company may, by action of the Board at any time, in its absolute discretion, amend or terminate the Plan. Notwithstanding the foregoing sentence, no such amendment or termination shall reduce a Participant’s Account balance as determined immediately prior to the adoption of such amendment or termination. If the Company terminates the Plan, no further amounts shall be deferred hereunder, and amounts previously deferred or awarded under the Plan shall be paid in accordance with the provisions of the Plan as scheduled prior to the Plan termination. Notwithstanding the forgoing, to the extent permitted under Code Section 409A and the underlying Treasury regulations, the Company may accelerate the time and form of a payment pursuant to a Termination and Liquidation of the Plan as specifically authorized under Code Section 409A and the underlying Treasury regulations.
7.8    Establishment of Trust Permitted. The Company may, in its sole discretion, establish a grantor trust, as described under Section 671 of the Code, which is subject to the claims of the general creditors of the Company, for purposes of accumulating assets to provide benefits hereunder. The establishment of such a trust shall not affect the Company’s liability to pay benefits hereunder, except that the Company’s liability shall be offset by any payments actually made to a Participant or Beneficiary under such a trust.
7.9    Indemnification. The Company shall indemnify and hold harmless the Plan Committee, and each officer and employee of the Company to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount (a) if such amount was incurred as a result of the individual’s gross negligence or willful misconduct, or (b) such amount was incurred through a settlement or compromise and the Company did not consent in writing to such settlement or compromise.

ARTICLE VIII

Miscellaneous
8.1    Gender and Number. Where the context permits, words denoting men include women, the plural includes the singular, and the singular includes the plural.
8.2    Successors. Any successor entity to the Company, by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company, and the Plan shall be binding upon all successors to and assigns of the Company, and the Company will require any successor or assign (whether direct or indirect, by merger, consolidation, purchase or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form satisfactory to the Company, expressly, absolutely and unconditionally to assume and agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
8.3    Controlling Law. The Plan shall be construed in accordance with the laws of the State of Illinois.
8.4    Limitation on Liability. Neither the Company nor any employee, officer or director of the Company in any manner guarantees the payments to be made under this Plan against loss or depreciation, and to the extent not prohibited by federal or state law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. The Company shall not be responsible for any act or failure to act of any agent appointed to administer the Plan.
Executed this _____ day of ________________, 20__, but effective as of ______________________, 2014.
CATAMARAN CORPORATION
By: